EXHIBIT 99.1

CUSIP# 678046 10 3 NYSE Amex: BQI

NEWS RELEASE

DATE: March 27, 2012

Oilsands Quest Closes Eagles Nest Asset Sale, Signs DIP Financing Agreement and Receives Approval for Settlement of Derivative Lawsuit

CALGARY, ALBERTA – Oilsands Quest Inc. (NYSE Amex: BQI) (“Oilsands Quest” or “the Company”) closed the previously disclosed sale of the Company’s non-core Eagles Nest asset to Cavalier Energy Inc., an unrelated third party, on March 23, 2012, for CDN$7.005 million.

On March 26, 2012, Oilsands Quest signed the definitive loan agreements for the previously announced debtor-in-possession financing in the amount of CDN$2.85 million (the "DIP Facility"). Funds from the DIP Facility are now available to the Company for the purposes of funding operating costs and other expenses while proceeding with the solicitation process.

The DIP Facility will terminate on the earlier of March 26, 2013 or the termination of the Order from the Alberta Court of Queen’s Bench (the “Court”) providing creditor protection under the Companies’ Creditors Arrangement Act (Canada) ("CCAA").

On March 19, 2012, Oilsands Quest received notice that the United States District Court for the District of Colorado approved the settlement relating to the derivative lawsuit captioned Make a Difference Foundation, Inc. v. Hopkins, et al., No. 10-cv-00498 WYD-MJW (D. Colo.), which is substantially similar to the proposed settlement that was disclosed on November 9, 2011.

Oilsands Quest continues to operate under the protection of the CCAA with the assistance of a Court-appointed monitor. The Company’s common shares remain halted from trading until either a delisting occurs or until the NYSE permits the resumption of trading.

About Oilsands Quest

Oilsands Quest Inc. (www.oilsandsquest.com) is exploring and developing oil sands permits and licences, located in Saskatchewan and Alberta, and developing Saskatchewan's first commercial oil sands discovery.

For more information:
Investor Relations
Email: ir@oilsandsquest.com
Investor Line: 1-877-718-8941

Forward-looking statements

This news release includes certain statements that may be deemed to be “forward-looking statements.” All statements, other than statements of historical facts, included in this news release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and

CUSIP# 678046 10 3 NYSE Amex: BQI

other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to the ability to raise additional capital, risks associated with the Company’s ability to implement its business plan, its ability to successfully complete the previously announced solicitation process while under creditor protection, its ability to submit a timely plan to its stakeholders and the court under the CCAA and to resolve its operational, legal and financial difficulties, the possible delisting of its securities from NYSE Amex, risks inherent in the oil sands industry, regulatory and economic risks, land tenure risks and those factors listed under the caption “Risk Factors” in the Company’s Form 10-Q filed with the Securities and Exchange Commission on March 8, 2012. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.